Exhibit 10.1

SHARE EXCHANGE AGREEMENT

by and among

IMPACT BIOMEDICAL INC.

and

dss biohealth security, inc.

Dated as of October 31, 2023

SHARE EXCHANGE AGREEMENT

Dated as of October 31, 2023

This Share Exchange Agreement (this “Agreement”) is entered into as of the date first set forth above (the “Closing Date”) by and between Impact BioMedical Inc. (the “Company”) and DSS BioHealth Security, Inc., a Nevada corporation (“DBH”). The Company and DBH may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Company is a corporation organized under the laws of the State of Nevada;

WHEREAS, DBH is a privately held company organized under the laws of Nevada;

WHEREAS, DBH held 61,674,923 shares of the Company’s common stock, par value $0.001 (the “Company Common Stock”), and has agreed to exchange the common stock for 60,496,041 shares of series A convertible preferred stock, while maintaining 1,178,882 shares of the Company’s Common Stock (such exchange and the other transactions as contemplated herein, collectively, the “Exchange”); and

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, and intending to be legally bound hereby, the Parties now agree as follows:

ARTICLE I DEFINITIONS

Section 1.01 Definitions. In addition to the terms defined herein, the following terms, as used herein, have the following meanings:

(a) “Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in New York are authorized or required by Law to be closed for business.

(a) “Losses” means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, however, that “Losses” shall not include (i) punitive damages, except in the case of fraud or to the extent actually awarded to a Governmental Authority or other third party or (ii) lost profits or consequential damages, in any case.

(b) “Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

(c) “Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

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(d) “Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

(e) “Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

(f) “Transfer” means, with respect to any Exchange Share and the associated interest in the Company, a transaction by DBH assigns such Exchange Share to another Person who is or becomes a shareholder of the Company, and includes a sale, assignment, gift, exchange or any other disposition by Law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

Section 1.02 Interpretation. Unless the express context otherwise requires:

(a) the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(b) terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa;

(c) the terms “Dollars” and “$” mean United States Dollars;

(d) references herein to a specific Section, Subsection, Recital or Exhibit shall refer, respectively, to Sections, Subsections, Recitals or Exhibits of this Agreement;

(e) wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;

(f) references herein to any gender shall include each other gender;

(g) references herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 1.02 is intended to authorize any assignment or transfer not otherwise permitted by this Agreement;

(h) references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity;

(i) references herein to any contract or agreement (including this Agreement) mean such contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof;

(j) with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”;

(k) references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time; and

(l) references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder.

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ARTICLE II REPRESENTATIONS AND WARRANTIES OF DBH

DBH represents and warrants to the Company, as of the Closing Date, as follows:

Section 2.01 Organization. DBH is an entity duly organized, validly existing, and in good standing under the Laws of the state of its organization and has the power and authority under all applicable Laws to carry on its business in all material respects as it is now being conducted.

Section 2.02 Valid Obligation. DBH has taken all actions required by Law, its organizational documents, if applicable, or otherwise, to authorize the execution, delivery and performance of this Agreement and the consummation of the Exchange. This Agreement has been duly executed and delivered by DBH and it constitutes a valid and legally binding agreement of DBH, enforceable against DBH in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 2.03 Governmental Authorization. Neither the execution, delivery nor performance of this Agreement by DBH requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any means any Governmental Authority.

Section 2.04 Reserved.

Section 2.05 Reserved.

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to DBH, as of the Closing Date, as follows:

Section 3.01 Organization. The Company is a company duly organized, validly existing, and in good standing under the laws of Nevada and has the corporate power and is duly authorized under all applicable Laws to carry on its business in all material respects as it is now being conducted.

Section 3.02 Valid Obligation. The execution and delivery of this Agreement does not, and the consummation of the Exchange will not, violate any provision of the Articles of Incorporation of the Company (the “Company Articles”) or the Bylaws of the Company (the “Company Bylaws”) or applicable Law. The Company has taken all actions required by Law, the Company Articles and the Company Bylaws, or otherwise, to authorize the execution, delivery and performance of this Agreement and the consummation of the Exchange. This Agreement has been duly executed and delivered by the Company and it constitutes a valid and legally binding agreement of the Company, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

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Section 3.03 Governmental Authorization. Neither the execution, delivery nor performance of this Agreement by the Company requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any means any Governmental Authority.

Section 3.04 Capitalization. The Company’s authorized capitalization consists of (a) 4,000,000,000 shares of Company Common Stock, of which approximately 10,000,000 are issued and outstanding as of October 31, 2023, and (b) 100,000,000 shares designated as the Series A Convertible Preferred stock, par value $0.001 per share, of which 60,496,041 will be outstanding as of the result of this Exchange. The number of issued and outstanding shares of the Company’s common stock and preferred stock, as of the date set forth in the SEC Reports, are as set forth in the SEC Reports. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any Person. Except as disclosed in the SEC Reports, there are no options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by the Company relating to the issued or unissued capital stock of the Company (including, without limitation, rights the value of which is determined with reference to the capital stock or other securities of the Company) or obligating the Company to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, the Company. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of the Company Common Stock of the Company or to pay any dividend or make any other distribution in respect thereof or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Person.

Section 3.05 SEC Reports. The Company has filed all reports required to be filed by it under the Securities Act and the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) of the Exchange Act, (the “SEC Reports”). The Company has never been a “shell company” as described in Rule 144(i)(1)(i) and the Company hereby agrees that it may never take the position that it is, or ever was, a “shell company” in connection with its obligations under this Agreement or otherwise.

Section 3.06 Information. The information concerning the Company set forth in this Agreement, the SEC Reports is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 3.07 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the Exchange will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or to which any of its assets, properties or operations are subject.

Section 3.08 Compliance With Laws and Regulations. The Company has complied in all material respects with all Laws applicable to the Company and the operation of its business, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of the Company or except to the extent that noncompliance would not result in the occurrence of any material liability for the Company. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 3.09 Approval of Agreement. The Board of Directors of the Company has authorized the execution and delivery of this Agreement by the Company and has approved this Agreement and the Exchange.

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SHARE EXCHANGE

Section 3.10 The Exchange. On the terms and subject to the conditions set forth in this Agreement, the closing of the Exchange (the “Closing”) shall occur on the date the Agreement is signed. The Closing shall occur at the offices of the Company or at such other location as agreed to by the Company and DBH. At the Closing, the Company will shall sell, assign, transfer and deliver to DBH, free and clear of all Liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the 60,496,031 shares of Series A Convertible Preferred created (the “Exchange Shares”).

Section 3.11 Deliverables at the Closing.

(a) At the Closing, DBH shall deliver to the Company, if available, any certificates representing the previously held common stock shares, or such other instruments of transfer as reasonably requested by the Company, duly executed in blank and with all required stock transfer stamps affixed, in form and substance satisfactory to the Company as required for the same to be transferred to the ownership of the Company, with all necessary transfer Tax and other revenue stamps, acquired at DBH’s expense, affixed;

(b) At the Closing, the Company shall cause the Company’s transfer agent to record in the stock ledger of the Company the Exchange Shares to be issued to DBH.

Section 3.12 Conveyance Taxes. DBH will pay all sales, use, value added, transfer, stamp, registration, documentary, excise, real property transfer or gains, or similar Taxes incurred as a result of the Exchange.

Section 3.13 Post-Closing Requirements. At and following the Closing, and upon reasonable request by any of the other Parties post-Closing, the Parties shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the Parties and their respective legal counsel in order to effectuate or evidence the Exchange.

ARTICLE IV COVENANTS AND ADDITIONAL AGREEMENTS

Section 4.01 Release.

(a) DBH understands that the Company has no obligation to enter into this Agreement, or any other agreement, or to take any action, or to act in any way as a fiduciary on behalf of DBH, related to any matters concerning DBH.

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ARTICLE V MISCELLANEOUS

Section 5.01 Governing Law; Waiver of Jury Trial.

(a) This Agreement shall be governed by, enforced, and construed under and in accordance with the Laws of the State of New York, without giving effect to the principles of conflicts of Law thereunder. Each of the Parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the state or federal courts of the United States with jurisdiction in New York County, New York. By execution and delivery of this Agreement, each Party irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such Party may now or hereafter have to object to such jurisdiction.

(b) EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 6.01(b).

(c) Each of the Parties acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective Party and that such Party has discussed the legal consequences and import of this waiver with legal counsel. Each of the Parties further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

Section 5.02 Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each Party hereto shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) the other Party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 5.03 Notices.

(a) Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if sent by email with return receipt requested and received:

If to the Company, to:

Frank D. Heuszel

Email: frank.heuszel@dssworld.com

If to DBH, to:

Jason Grady

Email: jason.grady@dssworld.com

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Section 5.04 Attorney’s Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 5.05 Confidentiality. Each Party agrees with the other that it and its representatives will hold in strict confidence all data and information obtained with respect to another Party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other Party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by Law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the Exchange. In the event of the termination of this Agreement, each Party shall return to the other Party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each Party will continue to comply with the confidentiality provisions set forth herein.

Section 5.06 Reserved.

Section 5.07 Schedules; Knowledge. Each Party is presumed to have full knowledge of all information set forth in each other Party’s schedules delivered pursuant to this Agreement.

Section 5.08 Third Party Beneficiaries. This contract is strictly between the Parties, and, except as specifically provided herein, no director, officer, stockholder, employee, agent, independent contractor or any other Person shall be deemed to be a third party beneficiary of this Agreement.

Section 5.09 Expenses. Subject to Section 6.04, whether or not the Exchange is consummated, each Party will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange.

Section 5.10 Entire Agreement. This Agreement and the other documents referenced herein (including the Lock-Up Agreements) represent the entire agreement between the Parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing Law rather than voided, if possible, in order to achieve the intent of the Parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the Parties.

Section 5.11 Survival; Termination. The representations, warranties, and covenants of the respective Parties shall survive the Closing Date and the consummation of the Exchange for a period of two years.

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Section 5.12 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at Law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. This Agreement may by amended at any time by a writing signed by all Parties, provided that additional Persons may join this Agreement as contemplated herein, which joinder shall not be deemed an amendment of this Agreement. Any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the Party or Parties for whose benefit the provision is intended. Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

Section 5.13 Reserved.

Section 5.14 Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the Parties.

Section 5.15 No Assignment or Delegation. No Party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the written consent of the all of the other Parties and any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement. This Agreement shall be binding on the permitted successors and assigns of the Parties.

Section 5.16 Further Assurances. Each Party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such Party’s obligations hereunder, necessary to effectuate the Exchange.

Section 5.17 Efforts. Subject to the terms and conditions herein provided, each Party shall use its commercially reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement. Each Party also agrees that it shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and to consummate and make effective this Agreement and the Exchange.

Section 5.18 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. The execution and delivery of a facsimile or other electronic transmission of a signature to this Agreement shall constitute delivery of an executed original and shall be binding upon the person whose signature appears on the transmitted copy.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the Closing Date.

IMPACT BIOMEDICAL INC.

By:
Name:	Frank D. Heuszel
Title:	Chief Executive Officer

DSS BIOHEALTH SECURITY INC.

By:
Name:	Jason Grady
Title:	Chief Executive Officer

[Signature page to Exchange Agreement]